APL Limited
                  Regular Excess-Benefit Plan


SECTION 1.  ESTABLISHMENT AND PURPOSE OF THE PLAN.

The Excess-Benefit Plan of American President Companies, Ltd. was established by the Company effective September 1, 1983. Effective November 9, 1996, the Excess-Benefit Plan was amended to form two plans: The APL Limited Regular Excess-Benefit Plan (the "Plan") and the APL Limited Pure Excess-Benefit Plan (the "Pure Excess-Benefit Plan"). Effective as of the same date, the Excess-Benefit Plan was amended by transferring all benefits relating to the SMART Plan Reserve Account to the Deferred Compensation Plan. This document constitutes an amendment and restatement of the Excess-Benefit Plan. The purpose of the Plan is to supplement certain benefits under the Retirement Plan.

SECTION 2.  ELIGIBILITY AND PARTICIPATION.

Participation in this Plan shall be limited to the following:

(a) Any participant in the Retirement Plan whose benefits under the Retirement Plan are affected by the limitations imposed under section 401(a)(17) or 415 of the Code;

(b) Any participant in the Retirement Plan whose benefits under the Retirement Plan are affected by the Code's requirement that salaries or bonuses deferred under the Deferred
     Compensation Plan cannot be taken into account in computing such benefits; and

(c)  Any participant in the Retirement Plan:

          (i) Whose actual benefits under the Retirement Plan, at retirement, are lower than the benefits that he or she would have received absent the modification of the Retirement Plan's benefit formula that was adopted effective June 1, 1989, had he or she terminated employment with the Affiliated Group as of December 31, 1992, or, if earlier, the actual date of such termination of employment; and

          (ii) Whose "average annual compensation" under the Retirement Plan equals or exceeds $125,000 at any time after May 31, 1989.

     On June 1 of each year, starting with June 1, 1990, the $125,000 amount set forth in the preceding sentence shall be adjusted for inflation by multiplying it by a fraction. The numerator of such fraction shall be the CPI-W for U.S. Cities on the immediately preceding February 1, and the denominator of such fraction shall be the CPI-W for U.S. Cities on February 1, 1989.

Any other provision of the Plan notwithstanding, an individual who was not a Participant on May 31, 1994, shall in no event become a Participant thereafter.

SECTION 3.  PLAN BENEFITS.


(a) Amount of Retirement Plan Supplement. Each Participant whose pension benefits under the Retirement Plan are reduced by section 401(a)(17) or 415 of the Code, by the exclusion of salaries and bonuses deferred under the Deferred Compensation Plan from pension calculations or by the modification of the formula for calculating his or her "retirement income" (not including cost-of-living adjustments) that was adopted on July 10, 1990, effective as of June 1, 1989, shall be entitled to receive a monthly benefit under this Plan. The amount of such benefit shall be equal to:

          (1) The monthly benefit that would have been payable to the Participant under the Retirement Plan as of December 31, 1994, if the limitations of sections 401(a)(17) and 415 of the Code, such exclusion and such modification (to the extent that such modification results in a benefit reduction) did not apply; minus

          (2) The actual monthly benefit payable to the Participant under the Retirement Plan as of December
          31, 1994, giving effect to such exclusion, such modification and the limitations of sections
          401(a)(17) and 415 of the Code (as in effect when the benefit under this Plan is calculated).

     For purposes of this Subsection (a), the modification of the Retirement Plan formula that was adopted on July 10, 1990, effective as of June 1, 1989, shall be deemed to have resulted in a benefit reduction only to the extent that a Participant's actual monthly benefit payment under the Retirement Plan is less than the monthly benefit payment that such Participant would have received if such modification had not been adopted and the Participant had separated from employment with all members of the Affiliated Group as of the earlier of December 31, 1992, or the Participant's actual employment termination date. The Retirement Plan's Actuarial Equivalency factors shall be used to make this comparison.

(b) Transition Rules. Any other provision of the Plan notwithstanding:

          (1) The amount of a Participant's benefit under Subsection (a) above shall in no event be greater than the benefit to which the Participant would have been entitled under Subsection (a) above if his or her employment in the Affiliated Group had terminated on December 31, 1994; and

          (2) The amendment of this Plan adopted effective December 31, 1994, shall in no event cause the amount of a Participant's benefit under Subsection (a) above to be smaller than the benefit to which the Participant would have been entitled under Subsection
          (a) above if his or her employment in the Affiliated Group had terminated on December 31, 1994, but the amount of such benefit may decline for reasons unrelated to such amendment.

(c) Calculation and Payment of Pure Excess Portion of Retirement Plan Supplement. The portion (if any) of a Participant's Retirement Plan Supplement determined under Subsection (a) that is attributable solely to the monthly benefit that would be payable to the Participant under the terms of the Retirement Plan if the limitations of sections 401(a)(17) and 415 of the Code did not apply shall be deemed earned and payable under the Pure Excess-Benefit Plan and not this Plan.

(d) Payment of Retirement Plan Supplement. A Participant's Retirement Plan Supplement under Subsection (a) above, less the pure excess portion (if any) determined under Subsection (c), shall be payable to the Participant or to any other person (including, without limitation, a surviving spouse) who is receiving benefits under the Retirement Plan which are derived from the Participant. Such a Retirement Plan Supplement shall be payable in the same form and at the same times as the Participant's benefit under the Retirement Plan (and in no event earlier), unless the Participant's benefit under the Retirement Plan is paid in the form of a single lump sum. In that event, the Retirement Plan Supplement shall be payable in the normal form of benefit provided under the Retirement Plan, computed as if the benefit actually paid to the Participant under the Retirement Plan were also payable in the normal form, unless:

          (1) The Participant requests in writing to receive the benefit under Subsection (a) above in a single lump sum; and

          (2)  The Committee expressly approves the
          Participant's request.

     In the case of a Participant who is entitled to a "COLA-Adjusted Retirement Income" under the Retirement Plan, the amount of any periodic Retirement Plan Supplement shall be recalculated each year in accordance with the provisions of the Retirement Plan relating to the adjustment of pension benefits to reflect changes in the cost of living. The recalculation shall be performed upon the total of the Retirement Plan Supplement being paid under this Plan and the Retirement Plan Supplement (if any) being paid under the Pure Excess-Benefit Plan, but the full amount of any resulting increase shall be payable from this Plan, not the Pure Excess-Benefit Plan.

SECTION 4.  ADMINISTRATION.

The Plan shall be administered by the Committee. The Committee shall make such rules, interpretations and computations as it may deem appropriate. Any decision of the Committee with respect to the Plan, including (without limitation) any determination of eligibility to participate in the Plan and any calculation of benefits hereunder, shall be conclusive and binding on all persons.

SECTION 5.  CLAIMS AND INQUIRIES.

(a) Application for Benefits. Applications for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) shall be submitted to the Company in writing and addressed to the Chair of the Committee. An application for benefits shall be submitted on the prescribed form and shall be signed by the Participant or, in the case of a benefit payable after his or her death, by the beneficiary.

(b) Denial of Application. In the event that an application for benefits is denied in whole or in part, the Chair of the Committee shall notify the applicant in writing of the denial and of the right to a review of the denial. The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan. The written notice shall be given to the applicant within a reasonable period of time (not more than 90 days) after the Chair of the Committee received the application, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the notice be given more than 180 days after the Chair of the Committee received the application.

(c)  Review Panel.  The Committee shall serve as the "Review
     Panel" under the Plan. The Review Panel shall have the authority to act with respect to any appeal from a denial of benefits or a determination of benefit rights.

(d) Request for Review. An applicant whose application for benefits was denied in whole or in part, or the applicant's duly authorized representative, may appeal from the denial by submitting to the Review Panel a request for a review of the application within 90 days after receiving written notice of the denial from the Chair of the Committee. The Chair of the Committee shall give the applicant or his or her representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review. The request for a review shall be in writing and addressed to the Committee. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request, and any other matters that the applicant deems pertinent. The Review Panel may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

(e) Decision on Review. The Review Panel shall act on each request for a review within 60 days after receipt, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the decision on review be rendered more than 120 days after the Review Panel received the request for a review. The Review Panel shall give prompt written notice of its decision to the applicant. In the event that the Review Panel confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

(f) Rules and Interpretations. The Review Panel shall adopt such rules, procedures and interpretations of the Plan as it deems necessary or appropriate in carrying out its responsibilities under this Section 5.

(g) Exhaustion of Remedies. No legal action for benefits under the Plan shall be brought unless and until the claimant
     (1) has submitted a written application for benefits in accordance with Subsection (a) above, (2) has been notified by the Chair of the Committee that the application is denied, (3) has filed a written request for a review of the application in accordance with Subsection (d) above and
     (4) has been notified in writing that the Review Panel has affirmed the denial of the application; provided, however, that legal action may be brought after the Chair of the Committee or the Review Panel has failed to take any action on the claim within the time prescribed by Subsections (b) and (e) above, respectively.

SECTION 6.  AMENDMENT AND TERMINATION.

The Company expects to continue the Plan indefinitely. Future conditions, however, cannot be foreseen, and the Company shall have the authority to amend or terminate the Plan at any time. In the event of an amendment or termination of the Plan, a Participant's benefits hereunder shall not be less than the benefits to which the Participant would have been entitled if his or her employment in the Affiliated Group had terminated immediately prior to such amendment or termination.

SECTION 7.  EMPLOYMENT RIGHTS.

Nothing in the Plan shall be deemed to give any person a right to remain in the employ of any Affiliated Group member or affect the right of the Affiliated Group members to terminate such person's employment with or without cause.

SECTION 8.  NO ASSIGNMENT.

The rights of any person to payments or benefits under the Plan shall not be made subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors. Any act in violation of this Section 8, whether voluntary or involuntary, shall be void.

SECTION 9.  PLAN UNFUNDED.

Participants shall have the status of general unsecured creditors of the Company. The Plan constitutes a mere promise by the Company to make benefit payments in the future. It is the Company's intent that the Plan be considered unfunded for tax purposes and for purposes of Title I of ERISA.

SECTION 10.  CHOICE OF LAW.

The validity, interpretation, construction and performance of the Plan shall be governed by ERISA and, to the extent they are not preempted, by the laws of the State of California.

SECTION 11.  DEFINITIONS.

(a) "Affiliated Group" means a group of one or more chains of corporations connected through stock ownership with the Company, if:

          (1) Stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote or at least 80% of the total value of shares of all classes of stock of each of the corporations, except the Company, is owned by one or more of the other corporations; and

          (2) The Company owns stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote or at least 80% of the total value of shares of all classes of stock of at least one of the other corporations excluding, in computing such voting power or value, stock owned directly by such other corporations.

     In addition, the term "Affiliated Group" includes any other entity which the Company has designated in writing as a member of the Affiliated Group for purposes of this Plan or the Retirement Plan. An entity shall be considered a member of the Affiliated Group only with respect to periods for which such designation is in effect or during which the relationship described in Paragraphs (1) and (2) above exists.

(b)  "Code" means the Internal Revenue Code of 1986, as amended.

(c) "Committee" means the Benefits Committee appointed by the Company's Board of Directors.

(d)  "Company" means APL Limited, a Delaware corporation.

(e) "Deferred Compensation Plan" means the Deferred Compensation Plan of American President Companies, Ltd., as amended, the 1988 Deferred Compensation Plan of American President Companies, Ltd., as amended, the 1995 Deferred Compensation Plan of American President Companies, Ltd., as amended, the 1988 Deferred Compensation Plan of APL
     Limited: Pure Excess Deferral Plan, as amended, the 1988 Deferred Compensation Plan of APL Limited: Regular Deferral Plan, as amended, the 1995 Deferred Compensation Plan of APL Limited: Pure Excess Deferral Plan, as amended, and the 1995 Deferred Compensation Plan of APL Limited: Regular Deferral Plan.

(f) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(g) "Participant" means a participant in the Retirement Plan who participates in this Plan under Section 2.

(h)  "Plan" means this APL Limited Regular Excess-Benefit Plan.

(i) "Retirement Plan" means the APL Limited Retirement Plan, as amended, or its successor.

SECTION 12.  EXECUTION.

To record this amendment and restatement of the Plan, the Company has caused its duly authorized officer to affix the corporate name hereto.


                         APL Limited
                         By:  /s/ Timothy J. Windle